                                                                  EXHIBIT 4.2



THIS NOTE HAS NOT BEEN, AND THE COMMON STOCK TO BE ISSUED UPON CONVERSION HEREOF WILL NOT, UPON THE ISSUANCE THEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.


                               PETPLANET.COM, INC.
                       10% NON-NEGOTIABLE CONVERTIBLE NOTE
                                 DUE MAY 1, 2000


$                                                            San Francisco, CA
 --------------------


                                 October 5, 1999

                  PetPlanet.com, Inc., a Delaware corporation, (herein called the "Company") for value received, hereby promises to pay to the order of_________________________________________ or his registered successor or assign ("Holder") the principal sum of ______________________________________
(the "Principal Amount"), payable on May 1, 2000 (the "Maturity Date"), in lawful currency of the United States, and to pay interest on the unpaid balance of the Principal Amount from the date hereof (the "Issuance Date"), at the rate of ten percent (10%) per annum or the maximum rate of interest permitted by law, whichever is lower (the "Interest Rate"), payable in arrears in one installment on the earlier to occur of (x) the Common Stock Issuance Date (as defined below) or (y) the Maturity Date; all payments of principal of this Note and all payments of interest on this Note to be made by mail to the address of the Holder set forth on the Note Register (as hereinafter defined). After maturity (whether by acceleration or otherwise) or after the occurrence of an Event of Default (as defined below), and whether or not a judgment has been issued thereon, interest ("Default Interest") shall accrue and be payable at a rate per annum equal to either (x) the interest rate of 10% or (y) the maximum rate permitted by law, whichever is lower. Interest hereon for any period shall be computed on the basis of a 360-day year and be calculated on the basis of the actual number of days elapsed in the accrual period.

                  1. Certain Definitions. As used herein, the following terms shall have the following respective meanings (certain other terms are defined elsewhere herein):

                  1.1. The term "Common Stock" shall mean the common stock, $.01 par value, of the Company, designated as "Common Stock."

                  1.2. The term "Company" shall mean PetPlanet.com, Inc., a Delaware corporation, the maker of this Note, and shall also mean any successor corporation which shall become such in the manner prescribed in Section 2 hereof.

                  1.3. The term "corporation" shall include an association, joint stock company, business trust or other similar organization.

                  1.4. Unless the context otherwise requires, the term "Holder(s)" or "Registered Holder(s)" is used herein to mean the person or entity named as payee on the first page hereof (herein sometimes also called the "payee named herein") or any other person who shall at the time be the Registered Holder of this Note.

                  1.5. The term "Issuance Notice" shall mean any notice delivered to the Registered Holder of this Note stating that the Company will issue Common Stock and setting forth the expected Common Stock Issuance Date, which notice shall be delivered to the Registered Holder hereof at least ten
(10) and no more than thirty (30) days prior to such Common Stock Issuance Date.

                  1.6. The term "Market Price" shall mean, for any day, the last sale price for the Common Stock shares on the principal securities exchange on which the Common Stock shares are listed or admitted to trading, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock Shares on the New York Stock Exchange ("NYSE") or National Association of Securities Dealers National Market System ("NASD"), or, if the Common Stock Shares shall not be listed on such exchange or system, the closing bid price in the over-the-counter market, in each such case, unless otherwise provided herein, averaged over a period of five (5) consecutive business days prior to the day as of which Market Price is being determined.

                  1.7. The term "Note" refers to this Note and all extensions or renewals hereof. Such term also refers to any Note or Notes executed and delivered by the Company in exchange or replacement of this Note pursuant to
Section 4 hereof. .

                  1.8. The term "Note Register" shall mean the Company's register of Notes kept at its principal executive offices indicating the Registered Holders of the Notes and their respective mailing addresses.

                  1.9. The term "person" shall mean an individual, a corporation, partnership, trust, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof.

                  1.10. The term "Common Stock Conversion Rate" shall be, subject to Section 7 hereof, one share of Common Stock for every five dollars ($5.00) of the Principal Amount outstanding at the date of conversion ("Conversion Date") rounded down to the nearest whole number of shares.

                  2. Holders. The Company may deem and treat the Registered Holder of this Note as set forth in the Note Register as the absolute owner of this Note for the purpose of receiving payment hereon or on account hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  3. Automatic Payment. In the event that, prior to full payment of the Note or the Holder's exercise of any conversion rights as set forth in
Section 7 below the Company obtains private or public financing in excess of two million dollars ($2,000,000.00) during the term of this Note, the Company will repay, and the Holder will accept as payment in full, the outstanding Principal Amount and interest accrued to date within thirty (30) days after the closing date of such private or public financing. Such payment shall be considered payment in full and constitute termination of this Note. All unexercised conversion rights as provided in Section 7.1 shall expire upon such repayment and the Company shall be forever released from all its obligations and liabilities under this Note.

                  4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

                  4.1. Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on all indebtedness of the Company to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured) or any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such indebtedness or any indebtedness arising from the satisfaction of such indebtedness by a guarantor.

                  4.2. Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an Event of Default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the Holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such Event of Default, the maturity of such Senior Indebtedness shall not have been accelerated.

                  4.3. Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

                  4.4. Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 4.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

                  4.5. Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4.

                  5. Events of Default and Remedies.

                  5.1. Events of Default. The entire unpaid Principal Amount of this Note, together with all accrued interest thereon, shall, at the option of the Holder hereof, exercised by written notice to the Company at its principal executive offices, forthwith become and be due and payable if any one or more of the following events (herein individually called an "Event of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice:

                  (a) if the Company shall default in the payment of the Principal Amount of this Note when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise;

                  (b) if the Company shall default in the payment of interest on this Note when and as such interest shall become due and payable, and such default shall have continued for a period of five (5) days;

                  (c) if the Company shall:

                           (i) admit in writing its inability to pay its debts
generally as they become due;

                           (ii) file a petition in bankruptcy or a petition to
take advantage of any insolvency act;

                           (iii) make an assignment for the benefit of
creditors;

                           (iv) consent to the appointment of a receiver of
itself or of the whole or any substantial part of its property;

                           (v) on a petition in bankruptcy filed against it, be
adjudicated a bankrupt; or

                           (vi) file a petition or answer seeking reorganization
or arrangement under the bankruptcy laws or any other applicable laws or statues.

                  (d) if a court of competent jurisdiction or any other governmental body or agency shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the Company or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of the Company under the bankruptcy laws, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof;

                  (e) if, under the provisions of any other law, any court of competent jurisdiction or any other governmental body or agency shall assume custody or control of the Company or of the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within sixty (60) days from the date of assumption of such custody or control; or

                  (f) if an Event of Default shall have been declared in respect of any other Note or Notes or Senior Indebtedness.

                  5.2. Within five (5) days of receipt by the Company of any notice from any Holder of the Note stating that an Event of Default has occurred and accelerating the maturity of such Note, as provided in subsection 5.1 above, the Company shall deliver notice thereof, in writing, to each of the other holders of Notes.

                  5.3. In case any one or more of the Events of Default specified in Section 5.1 hereof shall have occurred and be continuing, the Holder hereof may proceed to protect and enforce its or his rights hereunder either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder hereof may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Holder of this Note.

                  5.4. No remedy herein conferred upon the Holder hereof is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  5.5. No course of dealing between the Company and the Holder hereof or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any rights of any Holder hereof. The Company waives and agrees not to assert:

                  (a) any right to require the Holder to proceed against or exhaust any security for the Notes, to pursue any other remedy available to the Holders or to pursue any remedy in any particular order or manner; (b) the benefits of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) any defense arising by reason of any disability or other defense of the Company or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of the Company for payment of this Note and (e) the benefits of any statutory provision limiting the right of the Holders to recover a deficiency judgment or to otherwise proceed against any person or entity obligated for payment of the Notes, after any foreclosure or trustee's sale of any security for the Notes.

                  6. Exchange or Replacement of this Note.

                  (a) Subject to the transfer restrictions contained in the legend on the face of this Note, the Holder of this Note, at its option, may in person or by duly authorized attorney surrender this Note for exchange, at the principal executive offices of the Company, and receive in exchange therefor a new Note or Notes in the same aggregate Principal Amount as the aggregate unpaid Principal Amount of this Note and bearing interest at the same annual rate as this Note, such new Note or Notes to be dated as of the Issuance Date and to be in such Principal Amount and payable to such person or persons as such Holder may designate in writing; provided, that the Holder shall be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issuance and delivery of a new Note or Notes and any other expenses of the Company payable in connection therewith. Seven (7) days' prior written notice of the Holder's intention to make such exchange shall be given to the Company, and provided that in the event of any such exchange involving the issuance and delivery of a new Note in the name other than that of the Holder of this Note, such notice shall include the name and mailing and residence address of the transferee and stating the desired effective date of such change of ownership.

                  (b) With respect to any transfer of this Note in accordance with clause (a) of this Section 6, such transfer shall be registered upon the Company's Note Register following the Company's receipt of all documents necessary to effect transfer in accordance with this Section 6 (but subject to the transfer restrictions contained in the legend on the face of this Note). The effective date of any such transfer recorded on the Note Register shall be the date requested in the notice of transfer. In the event the desired date is omitted from the notice of transfer, the Company may in its discretion honor such transfer, and, in such case, the effective date of transfer shall be the first date at which the Company is in receipt of all of the items required by this Section 6. All accrued interest from and after the Issuance Date payable in respect of this Note shall be due and payable as provided herein to the Registered Holder of this Note.

                  (c) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Company, upon reimbursement to it of all reasonable expenses incidental thereto, will make and deliver a new Note, of like tenor in lieu of this Note. Any Note made and delivered in accordance with the provisions of this paragraph (c) shall be dated as of the Issuance Date.

                  7. Conversion of Note.

                  7.1. Conversion Right.

                  (a) Voluntary Conversion. Any Holder of this Note shall have the right at Holder's option to convert all or any portion of the Principal Amount of this Note, subject to and upon compliance with the terms and provision of this Section 7, into such number of whole shares of such fully paid and nonassessable shares of Common Stock as determined in accordance with the Common Stock Conversion Rate. The conversion right provided in this Section 7 shall expire upon the repayment in full of this Note with interest.

                  7.2. Conversion Procedure.

                  (a) Notice of Conversion Pursuant to Section 7.1(a). Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same, if the Holder is electing to convert pursuant to Section 7.1(a), and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (b) Notice of Conversion Pursuant to Section 7. If this Note is automatically converted, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the conversion to be effected, specifying the Common Stock Conversion Rate, the Principal Amount of the Note to be converted, the amount of accrued interest to be converted, the date on which such conversion will occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the Note.

                  7.3. Delivery of Stock Certificates. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

                  7.4. Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon the conversion of this Note pursuant to Section 7.1(a) above, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder, within ten (10) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

                  7.5. Conversion Price Adjustments.

                  (a) Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the Holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such Holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Common Stock Conversion Rate of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

                  7.6. Fractional Shares. No certificates for fractional shares of Common Stock shall be issued upon conversion of this Note. If the conversion of this Note, or any portion hereof, results in a fraction of a share of Common Stock, the Company shall pay, out of funds legally available therefor, a cash adjustment in respect of such fractional share of Common Stock in an amount equal to the fair market value thereof.

                  7.7. Shares. The Company agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note in accordance with
Section 7.1. The Company agrees that all shares of Common Stock which shall be issued upon conversion of this Note shall, when so issued, be duly and validly issued and fully paid and nonassessable.

                  7.8. Anti-Dilution. The Common Stock Conversion Rate per share shall be subject to adjustment from time to time as hereafter provided. Upon each adjustment of the Common Stock Conversion Rate, the Holder shall thereafter be entitled to convert shares at the Common Stock Conversion Rate resulting from such adjustment, the number of shares obtained per share by dividing the Common Stock Conversion Rate in effect immediately prior to such adjustment by the Common Stock Conversion Rate resulting from such adjustment.

                  (a) Stock Splits and Reverse Splits. In the event the Company subdivides its outstanding shares of Common Stock into a greater number of shares, the Common Stock Conversion Rate in effect immediately prior to the subdivision shall be proportionately reduced and the number of shares of Common Stock convertible pursuant to the conversion terms evidenced hereby immediately prior to the subdivision shall be proportionately increased, and conversely, in the event the outstanding shares of Common Stock of the Company are combined into a smaller number of shares, the Common Stock Conversion Rate in effect immediately prior to the combination shall be proportionately increased and the number of shares of Common Stock convertible under the terms of this Section 7.8 shall be proportionately reduced. Except as provided herein, no adjustments in the Common Stock Conversion Rate and no change in the number of shares of Common Stock convertible shall be made under this Section 7 as a result, or by reason, of any subdivision or combination.

                  (b) Reorganization and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to, or in exchange for, Common Stock then the following provisions shall apply:

                  (i) As a condition of the reorganization, reclassification, consolidation, merger or sale (except as otherwise provided in this Section 7.8), lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Note and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of the rights represented hereby, the shares of stock, securities or assets as may be issued with respect to, or in exchange for, a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately receivable had the reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of such Holder to the end that the provisions hereof (including, without limitation, provisions or adjustments of the Common Stock Conversion Rate and of the number of shares of Common Stock receivable upon exercise) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of this Note.

                  (ii) In the event of a merger or consolidation of the Company with or into another corporation as a result of which a number of shares of Common Stock of the surviving corporation are greater or lesser than the number of shares of Common Stock of the Company outstanding immediately prior to the merger or consolidation are issuable to holders of Common Stock of the Company, then the Common Stock Conversion Rate in effect immediately prior to the merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

                  7.9. Transfer Taxes. The issue of any stock or other certificate upon conversion of this Note shall be made without charge to the Holder of this Note for any transfer or issuance tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder of this Note, and, the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid, and in all cases any such transfer shall be subject to the transfer restrictions herein contained.

                  8. Modifications. Modifications and alterations of the Note may be made by the Company with the consent of the Holders of this Note.

                  9. Expenses; Preferential Payments.

                  (a) In the event of any Event of Default hereunder, the Company agrees to pay to the Holder hereof all expenses including, without limitation, reasonable fees and disbursements of counsel, incurred by the Holder in the enforcement and collection of this Note.

                  (b) All payments on this Note shall be applied first to the payment of any costs, fees or other charges incurred in connection with the collection of the indebtedness evidenced hereby, next to the payment of accrued interest, including Default Interest, if any, and then to the reduction of the Principal Amount.

                  (c) The Company agrees that to the extent the Company makes any payment to the Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of the Company under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

                  10. Offset.

                  (a) The Holder of this Note is hereby irrevocably authorized at any time and from time to time without notice to the Company, any such notice being expressly waived by the Company, to offset and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured at any time held or owing by such Holder to or for the credit or the account of the Company, or any part thereof in such amounts as such Holder may elect, against and on account of the obligations and liabilities of the Company to such Holder hereunder and claims of every nature and description of such Holders against the Company, in any currency, whether arising hereunder or otherwise, as such Holder may elect, whether or not such Holder has made any demand for payment, although such obligations, liabilities and claims may be contingent or unmatured and without regard to whether an Event of Default has occurred. Any Holder exercising its rights under this Section 10 agrees to notify the Company promptly of any such offset and the application made by such Holder, provided that the failure to give such notice shall not affect the validity of such offset and application. The rights of the Holder under this Section 10 are in addition to any other rights and remedies (including, without limitation, other rights of offset) which such Holder may have.

                  (b) The payment of the Principal Amount of this Note and the interest due hereon, or any other amounts due in respect hereof, shall not be subject to any offset, counterclaim or other reduction by the Company.

                  11. Section Headings. The Section headings contained herein are for the purpose of convenience of reference only and are not intended to define or limit the contents of any such Section.

                  12. Severability. In the event that one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State.

                  14. Notices. Any notice to be given hereunder shall be in writing and delivered personally or by overnight courier or sent by certified mail, postage prepaid, return receipt requested, addressed to the Company at 21 Stillman Street, Suite 600, San Francisco, California 94107 and to the Holder at such address as is set forth in the Subscription Agreement between the Company and the initial Holder hereof, or such other address as either party may subsequently designate by like notice.

IN WITNESS WHEREOF, this Note has been executed by the parties as of the day, month and year first above written.


                                      HOLDER

                                      By:___________________________



                                      PETPLANET.COM, INC.


                                      By:___________________________
                                      Name: Steven E. Marder
                                      Title: Chief Executive Officer

                                     WARRANT

THIS WARRANT CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY HAVE NOT BEEN AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF SUCH WARRANTS HAS NOT BEEN OR WILL NOT, UPON THE ISSUANCE THEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER STATE SECURITIES LAWS BUT HAVE BEEN, OR WILL BE, AS THE CASE MAY BE, ISSUED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) THE ISSUER THEREOF SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION THEREOF IS LEGALLY REQUIRED FOR SUCH TRANSFER OR (ii) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.

No.                                        Warrant to Purchase 33,333 Shares of
   ------------------                              Common Stock (subject
                                                      to adjustment)

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                               PETPLANET.COM, INC.

          Void after November 1, 2002 or as otherwise provided herein.

         This certifies that, for value received, ____________________________ or his registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from PETPLANET.COM, INC. (the "Company"), a Delaware corporation, ______________________ shares of the Common Stock of the Company (the "Shares"), as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the exercise price (the "Exercise Price") as set forth in Section 2 below. The number, character and Exercise Price of such Shares are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, which is one of a series of warrants issued for the Shares of the Company, and any warrants delivered in substitution or exchange therefor as provided herein.

         1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending on November 1, 2002 at 5:00 P.M., Pacific standard time, and shall be void thereafter.

         2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be five dollars ($5.00).

         3. Exercise of Warrant.

         (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or
(iii) by a combination of (i) and (ii), of the purchase price of the Shares to be purchased.

         (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.

         4. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.


         5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

         6. Registration Rights.

         (a) Piggy-back Registration Rights. In the event of a public offering of the Company's securities registered pursuant to the Securities Act in which the Company receives gross proceeds of $5,000,000 or such lesser amount as may be determined by the board of directors of the Company (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another company), whether or not for the sale of its own account, the Company will give at least thirty (30) days' prior written notice of the filing thereof to all holders of Warrants (referred to as the "Registrable Warrants") covering shares of Common Stock issuable upon the exercise of Warrants (the "Warrant Shares") and Registrable Stock, as defined below.

             (i) The Company's notice shall afford the holders of all Registrable Warrants and of Registrable Stock an opportunity to elect within thirty (30) days after receipt thereof to include in such filing their Registrable Stock "Registrable Stock" covers the Warrant Shares then outstanding which (x) are not registered under the Securities Act or (y) are not eligible for sale under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in effect) under the Securities Act are met or (z) may not be sold pursuant to Rule 144(k), and the Company has not delivered a new certificate or other evidence of ownership for such share not bearing a restrictive legend.

             (ii) The inclusion of Registrable Stock in any such registration involving an underwritten public offering shall be upon the condition that the holders thereof complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions hereof in respect of registration rights.

             (iii) For so long as any Registrable Stock or Registrable Stock or Registrable Warrant remains outstanding, the Company shall be obligated under this Section 6(a) to afford the holders thereof the right to participate in each and every such registration of Common Stock of the Company. If, at any time after giving written notice of its intention to register any Common Stock pursuant to this Section 6(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such stock, the Company shall give written notice to all such holders of Registrable Stock and, thereupon, shall be relieved of its obligation to register any Registrable Stock in connection with such registration (without prejudice, however, to rights of any such holder under Section 6(a) above).

             (iv) If a registration pursuant to this Section 6(a) involves an underwritten public offering and the managing underwriter shall advise the Company that, in its view, the number of shares of Common Stock which the Company and such holders of Registrable Stock intend to include in such registration exceeds the maximum offering size, the number of shares to be included in such registration shall be limited by excluding the shares to be registered in such offering, to the extent required by such limitation, in the following order: (A) first, any securities or shares (other than Registrable Stock) subject to other contractual registration rights, (B) next, the number of shares that may be included in the registration and underwriting by holders of Registrable Stock shall be allocated among all holders thereof, in proportion, as nearly as practicable, to the respective amounts of securities which such holders of Registrable Stock would otherwise be entitled to include in such registration, and (C) last, the shares being registered by the Company.

         (b) Expenses of Registration. The costs and expenses (other than underwriting discount or commission) of the registrations effected pursuant to
Section 6(a) above and of all other actions which the Company is required to take or effect pursuant to this Section 6 shall be paid by the Company (including, without limitation, all federal, state, NYSE or NASD registration and filing fees, printing expenses, costs of special audits incidental to or required by any such registration, and fees and disbursements of counsel for the Company and for the holders of Registrable Stock (including allocated costs of internal counsel)), except that all such expenses in connection with any amendment or supplement to the registration statement or the prospectus used in connection therewith required to be filed more than nine (9) months after the date on which such registration statement becomes effective under the Securities Act because any holder has not effected the disposition of Registrable Stock covered by such registration statement shall be borne by such holder or holders, in such proportions as they may agree.

         (c) Registration Procedures. Whenever holders of Registrable Stock request that any Registrable Stock be registered pursuant to Section 6(a) above, the Company will, subject to the provisions of this Section 6, use reasonable efforts to effect the registration of such Registrable Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

             (i) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than nine (9) months (or such shorter period in which all of the Registrable Stock of the holders thereof included in such registration statement shall have actually been sold thereunder).

             (ii) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each holder of Registrable Stock and each underwriter, if any, of the Registrable Stock covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such holder.

             (iii) After the filing of the registration statement, the Company will promptly notify each holder holding Registrable Stock covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

             (iv) The Company will use reasonable efforts to (A) register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any holder holding such Registrable Stock reasonably (in light of such holder's intended plan of distribution) requests and (B) cause such Registrable Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such holder to consummate the disposition of the Registrable Stock owned by such holder; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (iv), or (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

             (v) The Company will immediately notify each holder holding such Registrable Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly prepare and make available to each such holder any such supplement or amendment.

             (vi) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

             (vii) The Company may require each such holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Stock as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

             (viii) Each such holder of Registrable Stock agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(c)(iii) or 6(c)(v) above (a "Stop-sale Notice"), such holder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such holder's receipt of a second notice from the Company that such stop-order has been removed and/or the copies of the supplemented or amended prospectus contemplated by Section 6(c)(v) above have been filed, and, if so directed by the Company, such holder will deliver to the Company all copies, other than any permanent file copies then in such holder's possession, of the most recent prospectus covering such Registrable Stock at the time of receipt of such Stop-sale Notice. In the event that the Company shall give such Stop-sale Notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 6(e)(i) above) by the number of days during the period from and including the date of the giving of notice pursuant to Section 6(e)(iii) or 6(e)(v) above, as applicable, to the date when the Company shall give the holders of Registrable Stock notice that the Stop-sale Notice has been removed and/or make available to such holders a prospectus supplemented or amended to conform with the requirements of Section 6(e)(v) above.

         (d) Restriction on Sale. In the event the Company registers its securities under the Securities Act pursuant to a firm commitment underwriting, each holder of Registrable Stock will not, for such period of time specified by the managing underwriter, but not in excess of eighteen (18) months following the effective date of such registration statement, sell or otherwise transfer any of the Warrants or any shares of Registrable Stock without the prior written consent of such underwriter, provided that each of the Company's executive officers and directors agree to the same restriction for the same period of time.

         (e) Survival of Provisions. The provisions of this Section with respect to Warrant Shares, shall survive the exercise of any Registrable Warrants.

         7. Rights of Stockholders. Nothing contained in this Warrant shall be determined as conferring upon or entitle the Holder to any rights of a stockholder of the Company

         8. Transfer of Warrant.

         (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this

Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

         (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

         (c) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

         (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers and contained in this
Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise hereof.

         (e) Compliance with Securities Laws.

             (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

             (ii) This Warrant and all Shares of Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):


     THIS WARRANT CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY HAVE NOT BEEN AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF SUCH WARRANTS HAS NOT BEEN OR WILL NOT, UPON THE ISSUANCE THEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER STATE SECURITIES LAWS BUT HAVE BEEN, OR WILL BE, AS THE CASE MAY BE, ISSUED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED,

     HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) THE ISSUER THEREOF SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION THEREOF IS LEGALLY REQUIRED FOR SUCH TRANSFER OR (ii) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.

         9. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of Shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of Shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all Shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares of Common Stock upon the exercise of this Warrant.


         10. Notices.

         (a) Whenever the Exercise price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 12 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.


         (b) In case, and subject to the provisions set forth in Section 12 hereto:

             (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any Shares of stock of any class or any other securities, or to receive any other right, or


             (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

             (iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their Shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

         (c) All such notices, advises and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

         11. Amendments.

         This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         12. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

         (a) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be a Corporate Transaction as defined below, then, as a part of such Corporate Transaction, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of Shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a Holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such Corporate Transaction if this Warrant had been exercised immediately before such Corporate Transaction, all subject to further adjustment as provided in this Section 12. The foregoing provisions of this Section 12(a) shall similarly apply to successive Corporate Transactions and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.


         (b) Corporate Transaction. A corporate transaction ("Corporate Transaction") shall be one or more of the following events:

             (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein);

             (ii) a merger, acquisition or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity, but the Shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise;

             (iii) a sale, transfer or other disposition of all or substantially all of the properties and assets of the Company; or

             (iv) the closing of the initial underwritten public offering or secondary offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act.

         (c) Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12.

         (d) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

         (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 12, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of Shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

         (f) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

         13. Miscellaneous.

         (a) Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Holder with respect to this Warrant.

         (b) Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective successors. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

         (c) Amendments and Waivers. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Holder. Either the Company or the Holder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

         (d) Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

         (e) Further Assurances. Each of the Company and the Holder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Holder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

         (f) Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                  If to the Company, addressed to:

                  PETPLANET.COM, INC.
                  21 Stillman Street, Suite 600
                  San Francisco, CA  94107
                  Attention: Chief Executive Officer
                  Telecopier: (415) 243-3399
                  Phone: (415) 243-9000

                  If to the Holder, addressed to:


                  Telecopier:
                  Phone:

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

         (g) Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

         (h) Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California as entered into in California between residents of California.

         (i) Market Standoff. By accepting this Warrant, if the Holder is an officer, director or other person covered by the Company's trading policies, the Holder agrees not to exercise this Warrant or sell any Warrant Shares acquired upon exercise of this Warrant at a time when applicable laws, regulations or Company trading policies prohibit exercise or sale, including, without limitation, during any periods (typically during the period preceding the announcement of quarterly earnings or other material events) in which the Company closes the "trading window" for sales thereby prohibiting sales during such periods by Company officers, directors and others.

         In addition, whether Holder of this Warrant is an employee of the Company or not, if requested by the Company and an underwriter of the Common Stock (or other securities) of the Company, the Holder shall not pledge, sell, offer to sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any Warrant of the Company, or any options or warrants to purchase any Shares of the Warrant of the Company or any securities convertible into or exchangeable for Shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the Holder or with respect to which the Holder has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (the "Commission"); otherwise than (x) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (y) a transfer to any trust for the direct or indirect benefit of the Holder or his immediate family provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, held by the Holder during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

             (1) such one hundred eighty (180) day "market stand-off" agreement shall only apply to the first such registration statement of the Company filed after the Warrant Issue Date, including securities to be sold on its behalf to the public in an underwritten offering, and provided further that, for subsequent filings of registration statements under the Securities Act the period during which the Holder shall not sell or otherwise transfer or dispose of any Warrant Shares (other than those included in the registration) shall be ninety (90) days. The market stand-off agreement with respect to subsequent filings of registration statements under the Securities Act shall no longer apply to the Holder at such time as the Holder own less than five percent (5%) of the outstanding Common Stock of the Company and the Holder ceases to be deemed an affiliate of the Company for purposes of the Securities Act.

             (2) In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, then any new, substituted, or additional securities distributed with respect to the Warrant Shares shall be immediately subject to the provisions of this Section, to the same extent the Warrant Shares are at such time covered by such provisions.

For purposes of this section, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The Holder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Holder's Warrant Shares except in compliance with the foregoing restrictions.

         IN WITNESS WHEREOF, PETPLANET.COM, INC. has caused this Warrant to be executed by its officers thereunto duly authorized on the following Warrant Issue Date.

         Dated:  ___________________.


HOLDER:                                   PETPLANET.COM, INC.
        ----------------------------



By:                                       By:
   ---------------------------------         ----------------------------------
SSN:                                      Its:
    --------------------------------          ---------------------------------

                               NOTICE OF EXERCISE

To:  PETPLANET.COM, INC.

         (1) The undersigned hereby elects to purchase __________ Shares of Common Stock of PETPLANET.COM, INC., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such Shares in full.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Shares of the Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

         (3) Please issue a certificate or certificates representing said Shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                     ------------------------------
                                     (Name)


                                     ------------------------------
                                     (Name)

         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:



                                     ------------------------------
                                     (Name)



-------------------------            ------------------------------
(Date)                               (Signature)

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of Shares of Common Stock set forth below:


Name of Assignee               Address                       No. of Shares
----------------               -------                       -------------








and does hereby irrevocably constitute and appoint Attorney
______________________ to make such transfer on the books of PETPLANET.COM, INC., maintained for the purpose, with full power of substitution in the premises.

         The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the Shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any Shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act or any federal or state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.


         Dated:  _______________, 19__.



                                             ------------------------------
                                             Signature of Holder